Exhibit 4.3

Second Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of December 12, 2014, by and among the parties that are signatories hereto as Guarantors (the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), Cott Beverages Inc., a Georgia corporation (the “Issuer”) and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below, Paying Agent, Registrar, Transfer Agent and Authenticating Agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, each of the Guarantors (as defined in the Indenture referred to below), the Trustee and the Agent have heretofore executed and delivered an indenture dated as of June 24, 2014 (as otherwise amended, supplemented or modified from time to time, the “Indenture”), as supplemented by the Supplemental Indenture, dated as of July 24, 2014, providing for the issuance of an aggregate principal amount of $525,000,000 of 5.375% Senior Notes due 2022 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to which the Guaranteeing Subsidiaries shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Trustee and the Agent are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Issuer, the other Guarantors, the Trustee and the Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee and the Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

Cott Corporation

5519 W. Idlewild Avenue

Tampa, Florida 33634

Attention: Jason Ausher

Facsimile: (813) 881-1870

SECTION 3.2. Merger and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Company, the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. This Guarantee shall only be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Agent. Each of the Trustee and the Agent makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COTT BEVERAGES INC.

By:	/s/ Jason Ausher
	Name:	Jason Ausher
	Title:	Treasurer

[Signature page to Supplemental Indenture (Cott 2022 Notes)]

DS SERVICES OF AMERICA, INC.,
as a Guaranteeing Subsidiary

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

DSS GROUP, INC., as a Guaranteeing Subsidiary

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

DS SERVICES HOLDINGS, INC., as a Guaranteeing Subsidiary

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC, as a Guaranteeing Subsidiary

By:	/s/ Jason Ausher
Name:	Jason Ausher
Title:	Treasurer

[Signature page to Supplemental Indenture (Cott 2022 Notes)]

COTT INVESTMENT, L.L.C.,
as a Guaranteeing Subsidiary

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Secretary

[Signature page to Supplemental Indenture (Cott 2022 Notes)]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

[Signature page to Supplemental Indenture (Cott 2022 Notes)]